Exhibit n(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-204933 on Form N-2 of our report dated March 13, 2017, relating to the consolidated financial statements of TriplePoint Venture Growth BDC Corp. and subsidiaries appearing in the Prospectus Supplement, which is part of such Registration Statement, and to the references to us under the headings “Independent Registered Public Accounting Firm”, “Selected Financial and Other Data” and “Experts” in such Prospectus Supplement, which is part of this Registration Statement.

We also consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-204933 on Form N-2 of our report dated April 21, 2017, relating to the financial information set forth under the heading “Senior Securities” in such Prospectus and to the reference to us under the heading “Senior Securities” in such Prospectus Supplement, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

July 14, 2017